KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                    April 24, 2003





The Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219


            Re:   The Victory Variable Insurance Funds
                  Post-Effective Amendment No. 7
                  File Nos. 333-62051; 811-8979
                  -----------------------------

Dear Ladies and Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 7 to Registration Statement No. 333-62051 on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on April 27, 2000 as an Exhibit to Pre-Effective Amendment No. 2.


                                    Very truly yours,

                                    /s/ Kramer Levin Naftalis & Frankel LLP